Exhibit 24
                                                                    Page 1 of 2

                                         CONSTELLATION ENERGY GROUP, INC.

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Constellation Energy Group, Inc. hereby constitute and appoint C. H. Poindexter and David A. Brune and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of not exceeding 13,000,000 shares of Common Stock (without par value) of said Company, all as authorized by Resolutions adopted by the Board of Directors of Constellation Energy Group, Inc. at meetings held on January 19, 2001 and February 16, 2001, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any post-effective amendment to any registration statement to be filed with the Securities and Exchange Commission in respect of said
Common Stock, to any and all further amendments to any registration statement in respect to said Common Stock, or to any instruments or ocuments filed as part of or in connection with said registration tatement or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 16th day of February, 2001.

                                                   Signature

Principal Executive
Officer and Director                           /s/ C. H. Poindexter
                                              ----------------------------------
                                              C. H. Poindexter
                                              Chairman of the Board
                                              and Director

Principal Financial and
  Accounting Officer                          /s/ David A. Brune
                                              ----------------------------------
                                              David A. Brune
                                              Vice President


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                                              Exhibit 24
                                              Page 2 of 2
                                              Power of Attorney
                                              In connection with the
                                              registering of common stock
                                              not exceeding 13, 000,000
                                              shares

                                    Directors

/s/ Douglas L. Becker                       /s/  James T. Brady

/s/  Beverly B. Byron                       /s/  Mayo A. Shattuck, III

/s/  J. Owen Cole                           /s/  Dan A. Colussy

/s/  Edward A. Crooke                       /s/  Roger W. Gale

/s/  Jerome W. Geckle                       /s/  Freeman A. Hrabowski,III

/s/  Nancy Lampton                          /s/  Charles R. Larson

/s/  George L. Russell, Jr.                 /s/  Michael D. Sullivan

                                          2